Exhibit 10.7

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

DATED AS OF SEPTEMBER 24, 2012

BY AND AMONG

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.,

THE INVESTORS LISTED ON SCHEDULE A HERETO

AND

THE EXISTING STOCKHOLDERS LISTED ON SCHEDULE A HERETO

i

Schedules

Schedule A — Equity Ownership

Exhibits

Exhibit A — Stockholder’s Assent

Exhibit B — Spousal Consent

ii

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) is made as of September 24, 2012, by and among Aventine Renewable Energy Holdings, Inc., a Delaware corporation (the “Company”), each of the investors identified on Schedule A hereto as “Investors” (each, an “Investor” and collectively, the “Investors”) and each of the other parties identified on Schedule A hereto as “Existing Stockholders” (each, an “Existing Stockholder” and collectively, the “Existing Stockholders”).

W I T N E S S E T H

WHEREAS, the Company and the Investors are parties to that certain Subscription Agreement, dated as of September 24, 2012 (as amended, modified or supplemented from time to time, the “Subscription Agreement”), pursuant to which, on the Closing Date, in exchange for the retirement, cancellation or forgiveness of a portion of the outstanding balance of the Original Term Loan owed by the Company to each such Investor in the amount set forth opposite such Investor’s name in column (3) of Schedule 1 thereto and certain Investors wish to lend the Company a portion of the outstanding balance of the New Term Loan (as defined in the Subscription Agreement) in the amount set forth opposite such Investors’ name in column (4) of Schedule 1 thereto, the Company is issuing and selling to the Investors, and the Investors are purchasing from the Company, shares of Common Stock, all on the terms and subject to the conditions set forth in the Subscription Agreement;

WHEREAS, pursuant to the Restructuring Agreement, the Existing Stockholders have agreed to restructure their existing Equity Interests in the Company as set forth therein;

WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition precedent to the obligation of each Investor to consummate the transactions contemplated by the Subscription Agreement;

WHEREAS, in consideration of the substantial direct and indirect benefits which the Company and the Existing Stockholders will realize from the consummation of the transactions contemplated by the Subscription Agreement and the Financing Documents, the Company and the Existing Stockholders have agreed to grant to the Investors certain rights as set forth in this Agreement; and

WHEREAS, it is understood and agreed among the parties hereto that the Investors would not be consummating the transactions contemplated by the Subscription Agreement but for the agreements set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby subject to the conditions set forth herein, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1            Definitions.  For purposes of the provisions of this Agreement, the following definitions shall have the following meanings:

“Acceptance Notice” has the meaning set forth in Section 7.2.

“Administrative Agent” means Citibank, N.A.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Notwithstanding the foregoing, solely for the purpose of the definition of “Affiliate”, no Stockholder shall be deemed to Control the Company solely because such Stockholder (or an Affiliate of an Approved Fund of such Stockholder), in its capacity as a Stockholder:  (a) has the right to, or otherwise participates in, the selection of the initial Board on the Closing Date; (b) has the right to, or otherwise participates in, the selection of any Observer from time to time; (c) is the owner of Company Stock so long as such Stockholder, together with its Affiliates and Approved Funds, owns less than 40% of the Company Stock on a Fully-Diluted Basis; or (d) may be deemed to be acting together with other Stockholders as a “group” (within the meaning of Section 13(d) of the Exchange Act, or any successor provision thereto).

“Agreement” has the meaning set forth in the preamble.

“Agreement Among Lenders” means that certain Agreement Among Lenders, by and among the Term Loan A Lenders (as defined in the Amended and Restated Senior Term Loan Facility) and the Term Loan B Lenders (as defined in the Amended and Restated Senior Term Loan Facility), dated as of the Closing Date, as may be amended, restated, supplemented or otherwise modified from time to time.

“Amended and Restated Bylaws” means the Second Amended and Restated Bylaws of the Company, to be effective as of the Closing Date, as further amended or restated from time to time.

“Amended and Restated Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of the Company, effective as of or prior to the Closing Date, as further amended or restated from time to time.

“Amended and Restated Senior Term Loan Facility” means that certain Amended and Restated Senior Secured Term Loan Credit Agreement, dated as of the Closing Date among the Company, as borrower, the lenders from time to time party thereto and the Administrative Agent, as collateral agent and administrative agent, as may be amended, restated, supplemented, or otherwise modified from time to time.

“Applicable Law” means all laws, statutes, common law ordinances, codes, rules, regulations, Orders, decrees, judgments, court decisions, writs, injunctions, consent decrees, rulings, binding policies, executive Orders, and other pronouncements by or requirements of a Governmental Authority having the force or effect of law, including the common law.

“Approved Fund” means any Fund that is administered or managed by (a) a Stockholder, (b) an Affiliate of a Stockholder or (c) an entity or an Affiliate of an entity that administers or manages a Stockholder.

“Aventine Companies” means, collectively, the Company, Aventine Power, LLC, Aventine Renewable Energy, Inc., Aventine Renewable Energy—Aurora West, LLC, Aventine Renewable Energy—Mt Vernon, LLC, Nebraska Energy, L.L.C., Aventine Renewable Energy- Canton LLC and any direct or indirect wholly-owned Subsidiary of the Company formed after the date hereof.

“Board” means the Board of Directors of the Company.

“Capital Stock” means (a) in the case of a corporation, corporate stock (including all classes of common stock and preferred stock); (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“CEO Director” has the meaning set forth in Section 2.1(a)(1).

“Closing Date” means the date on which the transactions contemplated by the Financing Documents close.

“Commission” means the United States Securities and Exchange Commission and any Governmental Authority succeeding to the functions thereof.

“Common Stock” means shares of common stock of the Company, par value $0.001 per share.

“Company” has the meaning set forth in the preamble.

“Company Materials” means materials and/or information provided by or on behalf of the Company.

“Company Stock” means all authorized, issued and outstanding shares of Common Stock and all other Equity Interests in the Company.

“Contractual Obligation” means, as to any Person, any Organizational Document of such Person and any provision of any security issued by such Person or of any written agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Sale Stockholder Shares” has the meaning set forth in Section 5.2.

“Co-Sale Notice” has the meaning set forth in Section 5.1.

“Co-Sale Stockholders” has the meaning set forth in Section 5.1.

“Debt Securities” means any securities, instruments and agreements evidencing or documenting a debt obligation, including notes, debentures, bonds, credit agreements and loan agreements.

“DGCL” means the General Corporation Law of the State of Delaware.

“Drag-Along Stockholder” has the meaning set forth in Section 6.1.

“Equity Documents” means, collectively, this Agreement, the Subscription Agreement, the Registration Rights Agreement, the Warrant Agreement, the Warrants and each of the other documents and agreements entered into by the parties thereto (other than the Financing Documents) in connection with the transactions contemplated by the Subscription Agreement and, in each case, as in effect on the Closing Date and as amended, supplemented or otherwise modified from time to time.

“Equity Interests” means, with respect to any Person, all Capital Stock and all Stock Equivalents of such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing ABL Facility” means that certain Second Amended and Restated Credit Agreement, dated as of the Closing Date, among the Company, Aventine Renewable Energy — Aurora West, LLC, Aventine Renewable Energy — Mt Vernon, LLC, Aventine Renewable Energy—Canton, LLC, Aventine Power, LLC and Nebraska Energy, L.L.C., as borrowers, and Wells Fargo Capital Finance, LLC, as lender and agent, as may be amended, restated, supplemented, or otherwise modified from time to time.

“Existing Stockholders” has the meaning set forth in the preamble.

“Existing Warrants” is defined in the Subscription Agreement.

“Facilities” means the Company’s and each of its Subsidiaries’ ethanol production facilities and, in each case, all improvements thereto.

“Financial Officer” means with respect to any Person, the chief financial officer, chief accounting officer, vice president of finance, treasurer, assistant treasurer or controller of such Person.

“Financing Documents” means each of the Existing ABL Facility, the Amended and Restated Senior Term Loan Facility, the Intercreditor Agreement, the Agreement Among Lenders, the Omnibus Amendment and each of the other documents and agreements entered into by the parties thereto (other than the Equity Documents) in connection with the transactions contemplated by each such agreement.

“Fully-Diluted Basis” means the number of shares of Common Stock that would be outstanding, as of the date of computation, based on the number of outstanding shares of Common Stock and assuming that all issued and outstanding Stock Equivalents had been converted, exercised or exchanged.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the United States of America, any governmental authority, agency, department, board, commission or instrumentality of Switzerland or any other jurisdiction, any State of the United States of America or canton of Switzerland or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

“Independent Director” means a member of the Board who is not (a) Affiliated with any of the Stockholders, (b) the CEO Director or (c) any other officer, employee or member of the Company’s management team.

“Information” has the meaning set forth in Section 10.1(b).

“Initial Public Offering” means the first initial underwritten Public Offering of the Common Stock after the date hereof on Form S-1 (or any successor form under the Securities Act) on a firm commitment basis.

“Intercreditor Agreement” means that certain Second Amended and Restated Intercreditor Agreement, dated as of the Closing Date, among the Administrative Agent, the Collateral Agent (as defined in the Amended and Restated Senior Term Loan Facility) and the agent under the Existing ABL Facility, as may be amended, restated, supplemented or otherwise modified from time to time, which agreement amends and restates the Original Intercreditor Agreement.

“Investor” has the meaning set forth in the preamble.

“Issuance Notice” has the meaning set forth in Section 7.2.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“NDA Signatories” means such Stockholders or other Persons that have executed a customary non-disclosure agreement for the benefit of the Aventine Companies.

“New Securities” means any Capital Stock of the Company whether now authorized or not, and any other Equity Interests in the Company; provided, however, that the term “New Securities” shall not include the Warrants, the shares of Common Stock issued under the Subscription Agreement or Company Stock (a) issued or granted to any directors, officers or other employees of the Company pursuant to any stock option or other employee incentive or benefit plan or arrangement that has been approved by the Board, (b) issued as a result of (i) any stock split, stock dividend or subdivision that is approved by the Board or (ii) any combination, recapitalization or any similar event that is approved by the Board, (c) issued upon the exercise or conversion of the Warrants, the Existing Warrants (as defined in the Subscription Agreement) or convertible or exchangeable New Securities previously issued in accordance with, and subject to, Article VII, (d) issued as payment-in-kind interest on, or otherwise in connection with, Debt Securities issued by the Company upon the approval of the Board; (e) issued in connection with a bona fide arms’ length transaction not intended for financing purposes consummated upon the approved by the Board, (f) registered under the Securities Act that are issued in an underwritten Public Offering or (g) distributed pursuant to the Plan (as defined in the Subscription Agreement).

“Observers” has the meaning set forth in Section 2.6.

“Omnibus Amendment” means the Omnibus Amendment, dated as of the Closing Date, by and among the Company, the Subsidiary Guarantors (as defined in the Amended and Restated Senior Term Loan Facility), the Collateral Agent (as defined in the Amended and Restated Senior Term Loan Facility) and the Administrative Agent, amending and ratifying (as so amended) the Security Agreement (as defined in the Amended and Restated Senior Term Loan Facility) and the Subsidiary Guaranty (as defined in the Amended and Restated Senior Term Loan Facility).

“Order” means any writ, judgment, decree, injunction, stipulation, determination or award or similar order of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation or memorandum and articles of association, as the case may be, and bylaws; with respect to any Person that is a partnership, its certificate of partnership and partnership agreement; with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement; with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document; and with respect to any other Person, its comparable organizational documents, in each case, as has been amended or restated.

“Original Credit Agreement” means that certain Senior Secured Term Loan Credit Agreement, dated as of December 22, 2010, among the Company, as borrower, the Administrative Agent, as administrative agent and collateral agent, the lenders party thereto, Citigroup Global Market Inc. and Jefferies Finance LLC, as joint lead arrangers and joint book-runners, and Citibank, N.A. and Jefferies Finance, LLC, as co-syndication agents, as amended, restated, supplemented, or otherwise modified from time to time.

“Original Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of July 20, 2011, among the Agents (as defined in the Amended and Restated Senior Term Loan Facility) and the agent under the Existing ABL Facility, as may have been amended, supplemented or otherwise modified as of the Closing Date.

“Original Term Loan” means the term loans made under the Original Credit Agreement, including all principal, interest, capitalized interest, fees and expenses.

“Permitted Transfer” means, with respect to any Stockholder, (a) any Transfer of all or a portion of such Stockholder’s Company Stock to an Affiliate or Approved Fund, (b) any Transfer of all or a portion of such Stockholder’s Company Stock to any Person who is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D of the Securities Act), (c) any Transfer of all or a portion of such Stockholder’s Company Stock to any Person who is a “qualified institutional buyer” (as such term is defined in Rule 144A of the Securities Act), or (d) at any time after the one-year anniversary of the Closing Date, any Transfer of all or a portion of such Stockholder’s Company Stock to a Rule 144 Transferee, in each case in a transaction exempt from registration under federal and state securities laws.  Notwithstanding anything to the contrary contained herein, any Permitted Transfer shall be subject to Article 4, Article 5 and Article 6 of this Agreement.  Each Stockholder shall be solely responsible for any and all tax consequences to him or it resulting from any Permitted Transfers under this Agreement.  Notwithstanding the foregoing, however, a Transfer shall not be deemed to be a Permitted Transfer unless the permitted transferee of the Company Stock expressly assumes, in writing, all of the rights, obligations and limitations imposed on the Company Stock under this Agreement, pursuant to the form of Stockholder’s Assent attached hereto as Exhibit A.

“Person” means any individual, corporation, partnership, company, limited liability company, association, joint stock company, trust, estate, employee benefit plan, joint venture or unincorporated organization.

“Plan” is defined in the Subscription Agreement.

“Plant-Level Financial Statements” means, for each Facility and for any specified period, statements of income and operations (including appropriate operating metrics) of such Facility for such period and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail.

“Pro Rata Share” means, with respect to a Stockholder, a percentage based upon a fraction, (a) the numerator of which is the sum of the total number of shares of Company Stock, calculated on a Fully-Diluted Basis, owned by such Stockholder immediately prior to such issuance and (b) the denominator of which is the total number of shares of Company Stock, calculated on a Fully-Diluted Basis, outstanding immediately prior to such issuance; provided, that for purposes of Article 7, (a) a Stockholder’s “Pro Rata Share” shall be calculated immediately prior to the issuance of any New Securities and (b) the definition of “Pro Rata Share” shall not include any Company Stock underlying Warrants that have not been exercised prior to the issuance of any New Securities.

“Public Filer” means, with respect to the Company, (a) that after the date hereof, the Company has filed a Registration Statement with the Commission for its Equity Interests and such Registration Statement has been declared to be, and remains, effective, or (b) that the Company is otherwise making its quarterly unaudited consolidated financial statements and annual audited financial statements publicly available (through its corporate web-site or otherwise).

“Public Offering” means a public offering and sale of Common Stock for cash pursuant to an effective Registration Statement.

“Public Stockholder” means, in the event that the Company is a Public Filer, a Stockholder that chooses to be a “public-side” Stockholder (i.e., a Stockholder that does not wish to receive material non-public information with respect to any other Stockholder or their securities).

“Qualified Stockholder” means, as of any measurement date, any Stockholder holding Common Stock representing at least ten percent (10.0%) of the aggregate Common Stock issued and outstanding on such date.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Closing Date, by and among the Company and the Holders (as defined therein).

“Registration Statement” means a registration statement filed by the Company with the Commission under the Securities Act that covers any of the Company Stock pursuant to the provisions of the Registration Rights Agreement.

“Required Holders” means, as of any measurement date, the holders of Common Stock representing at least a majority of the aggregate Common Stock issued and outstanding on such date.

“Responsible Officer” means, with respect to any Person, the chief executive officer, president, any executive officer, any Financial Officer, or any vice president of such Person or, with respect to financial matters, the Financial Officer of such Person.  Unless otherwise specified, all references herein to “Responsible Officer” shall refer to a Responsible Officer of the Company.

“Restricting Information” has the meaning set forth in Section 10.2.

“Restructuring Agreement” means the Restructuring Agreement, including the Restructuring Term Sheet attached thereto, dated as of August 17, 2012, by and among the Company, Aventine Renewable Energy, Inc., Aventine Renewable Energy—Aurora West, LLC, Aventine Renewable Energy - Mt Vernon, LLC, Aventine Renewable Energy—Canton, LLC, Aventine Power, LLC, Nebraska Energy, L.L.C., the lenders listed on the signature pages thereof and certain shareholders of the Company beneficially holding the Company’s issued and outstanding common stock in the amounts set forth in Exhibit B thereto.

“Rules” has the meaning set forth in Section 11.15(b).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Rule 144 Transferee” means any Person to whom a Transfer of Company Stock is made in accordance with Rule 144, which Transfer shall be permitted at any time after the performance by the Company of its obligations as set forth in Section 6 of the Registration Rights Agreement.

“Sale Notice” has the meaning set forth in Section 6.3.

“Sale of the Company” means such time as:

(a)                                 the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (within the meaning of Section 13(d) of the Exchange Act) other than the Company or any of its Subsidiaries;

(b)                                 the Company’s stockholders approve a plan for the liquidation or dissolution of the Company;

(c)                                  any Person or Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act) (a “group”), together with any Affiliates or related Persons thereof, is or becomes the “Beneficial Owner,” directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company; provided, that none of the Investors shall be deemed to be acting together as a group for this purpose; provided, further, that in no event shall the sale of the Company’s Common Stock to an underwriter or group of underwriters in privity of contract with the Company (or any other Person in privity of contract with such underwriters) be deemed to be a Sale of the Company unless such Common Stock is held in an investment account, in which case the investment account would be treated without giving effect to the foregoing part of this proviso; or

(d)                                 individuals who on the Closing Date constituted the Board (together with any new directors appointed pursuant to the terms of this Agreement or whose election by the Board or whose nomination by the Board for election by the Company’s stockholders was approved by a vote of at least a majority of the Board then in office who either were members of the Board on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Stockholder” has the meaning set forth in Section 5.1.

“Selling Stockholder Shares” has the meaning set forth in Section 5.1.

“Stockholder” means any Person who holds Company Stock that is or becomes a party hereto.

“Stock Equivalents” means any (a) warrants, options or other right to subscribe for, purchase or otherwise acquire any shares of Common Stock or any other class or series of Capital Stock of the Company or (b) any securities convertible into or exchangeable for shares of Common Stock or any other class or series of Capital Stock of the Company.

“Sub Board” means the board of directors of any Subsidiary of the Company.

“Subscription Agreement” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to any specified Person, (a) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Transfer” means (a) when used as a noun, any transfer, donation, sale, assignment, pledge, encumbrance, hypothecation, gift, bequest, creation of a security interest in or lien on, or other disposition, irrespective of whether any of the foregoing are effected with or without consideration, voluntarily or involuntarily, directly or indirectly, conditionally or unconditionally, by operation of law or otherwise, inter vivos or upon death (including an indirect transfer of Equity Interests occurring as a result of the transfer of Equity Interests in any Person which has a direct or indirect interest in such Equity Interests); or (b) when used as a verb, means to make a transfer.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Warrantholder” means any Person who holds any Warrants pursuant to the Warrant Agreement.

“Warrants” means the five-year warrants to be issued by the Company pursuant to the Warrant Agreement to purchase 787,855 shares of Common Stock at an initial exercise price of $61.75 per share, subject to adjustment as provided in the Warrant Agreement.

“Warrant Agreement” means that certain Warrant Agreement, dated as of the Closing Date, between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent.

ARTICLE 2

VOTING; BOARD OF DIRECTORS

Section 2.1                                    Board of Directors.  From and after the date hereof, and until the provisions of this Article 2 cease to be effective, each Stockholder shall vote all of his or its Company Stock over which such Stockholder has voting control, whether at any annual or special meeting, by written consent or otherwise, and shall take all other reasonably necessary or desirable actions within such Stockholder’s control (whether in such Stockholder’s capacity as a stockholder, director, member of a Board committee or officer of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including calling special Board and stockholder meetings as permitted by the Amended and Restated Bylaws), so that:

(a)                                 the authorized number of directors on the Board shall initially be five (5):

(1)                                 one (1) of whom shall be the Chief Executive Officer of the Company (the “CEO Director”); and

(2)                                 three (3) of whom shall be Independent Directors designated by the affirmative vote of a majority in interest of the Investors (one of whom shall serve as the Chairman of the Board); and

(3)                                 one (1) of whom shall be an Independent Director designated by the affirmative vote of a majority in interest of the Existing Stockholders,

and the initial directors under clause (1), (2) and (3) shall be John Castle, Eugene Davis (who shall serve as the Chairman of the Board), Timothy Bernlohr, Kip Horton and James Continenza.

(b)                                 Subsidiary Boards.  The composition of each Sub Board shall be determined by the Board.

Section 2.2                                    Vacancy.  In the event that any director designated hereunder, other than the CEO Director, ceases for any reason to serve as a member of the Board during his term of office pursuant to Section 2.1, the resulting vacancy on the Board shall be filled as promptly as practicable by the affirmative vote of the remaining Independent Directors.  In the event that the CEO Director ceases for any reason to serve as a member of the Board during his term of office pursuant to Section 2.1, the resulting vacancy on the Board shall be filled as promptly as practicable by the affirmative vote of the Independent Directors.

Section 2.3                                    Meetings; Advance Notice; Meeting Materials.  Meetings of the Board shall be held in person or by means of conference telephone or similar communications equipment by means of which all directors and Observers (as defined below) participating in the meeting can hear each other, it being acknowledged and agreed, that no matter the form of meeting, any director or Observer may participate by means of telephone or similar communications equipment.  The Company shall give each director and each Observer notice, in the same manner and at the same time, of each meeting of the Board at least forty-eight (48) hours prior to such meeting.  Notwithstanding the foregoing or anything to the contrary in the Amended and Restated Bylaws, (a) a meeting may be held at any time without notice if a majority of the directors and Observers have waived notice of the meeting and (b) if the Company reasonably determines that, as a result of exigent circumstances affecting the Company, it must hold a meeting of the Board without such advance notice as required pursuant to this Section 2.3, the Company shall be permitted to conduct such meeting and shall provide advance notice of such meeting to each director and each Observer, in the same manner and at the same time, as soon as reasonably practicable prior to such meeting.  The Company shall provide, in the same manner and at the same time, each director and Observer with (a) copies of all information and materials (including a meeting agenda, if one is prepared) at least forty-eight (48) hours prior to each meeting of the Board, as the case may be, and (b) copies of the minutes of all meetings of such directors and/or stockholders, but in no event later than thirty (30) days after each such meeting.  Notwithstanding the foregoing, if the Company reasonably determines that, as a result of exigent circumstances affecting the Company, it must hold a meeting of the Board without such advance information and materials as required pursuant to this Section 2.3, the Company shall provide, in the same manner and at the same time, each director and Observer with electronic copies of all information and materials (including a meeting agenda, if one is prepared) as soon as reasonably practicable prior to such meeting.

Section 2.4                                    Expenses; Director Fees.  Without limitation of any right to reimbursement or advance of expenses provided in the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws or otherwise, the Company (a) shall pay the reasonable out-of-pocket expenses incurred by each Independent Director in connection with meetings of the Board any committees thereof, and (b) shall pay to the Independent Directors and any non-employee director on each Sub Board a reasonable annual director fee to be determined by the Board.

Section 2.5                                    Significant Transactions.  In the event that the Drag-Along Stockholders elect to exercise their rights under Article 6, each Stockholder agrees to cast all votes to which such Stockholder is entitled in respect of its Company Stock, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as the Company Stock is voted by the Drag-Along Stockholders to approve any Sale of the Company or other transaction or series of transactions involving any of the Aventine Companies (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by the Drag-Along Stockholders of their rights under Article 6.

Section 2.6                                    Observation Rights.  Without limiting any of the rights of any Investor set forth in this Article 2, the Company shall invite (by written notice given to each Qualified Stockholder) one (1) representative of each Qualified Stockholder (provided such representative shall become an NDA Signatory and such non-disclosure agreement would apply to information received by such Observer and such Qualified Stockholder would be responsible for such Observer’s breaches of the terms of such non-disclosure agreement) (such individuals, each an “Observer” and collectively, the “Observers”) to attend in a non-voting observer capacity all meetings of the Board and all meetings of the stockholders of the Company.  The Company shall ensure that the Board does not meet in any informal capacity without giving prior notice to each Observer; provided, that the Board may exclude any Observer from any meeting of the Board or withhold copies of any information or materials to be presented, discussed or used at such meeting if the Board reasonably determines that such exclusion is necessary to (a) preserve the attorney-client, work product or similar privilege or immunity belonging to any of the Aventine Companies or (b) to protect highly confidential proprietary information.  Each Qualified Stockholder shall bear any and all expenses incurred by each Observer designated by such Qualified Stockholder and the Company shall not pay any fees to, or expenses of, any such Observer.

Section 2.7                                    Voting Agreement.  The agreements set forth in Article 2 are, to the extent applicable, intended to constitute enforceable voting agreements within the scope of Section 218 of the DGCL.

ARTICLE 3

INSURANCE

Section 3.1                                    Directors and Officers Insurance.  The Company shall, and shall cause each other Aventine Company to, have in place and maintain in full force and effect one or more insurance policies covering directors and officers liability and employment practice liability.  The directors and officers liability insurance policies shall provide for coverage amounts and terms and conditions at least as favorable as maintained by the Company immediately prior to the date hereof.

ARTICLE 4

RESTRICTIONS ON TRANSFER

Section 4.1                                    General Prohibitions on Transfers.

(a)                                 Notwithstanding anything to the contrary in this Agreement, other than (i) Permitted Transfers, (ii) Transfers as provided in Article 5 of this Agreement, or (iii) Transfers in connection with any Sale of the Company pursuant to Article 6 of this Agreement, no Stockholder may Transfer any shares of Company Stock.  Transfers of Company Stock may only be made in compliance with applicable foreign, U.S. federal and state securities laws, including the Securities Act of 1933, as amended, and the rules and regulations thereunder, and the DGCL.  Any purported Transfer of any such Company Stock other than in strict accordance with this Agreement shall be null and void and of no force and effect, and the Company may refuse to recognize, unless otherwise agreed in writing by the Board, any such prohibited Transfer and not reflect in its records any change in record ownership of such Company Stock pursuant to any such prohibited Transfer.

(b)                                 Any Stockholder that proposes to Transfer any shares of Company Stock to a Permitted Transferee shall deliver a written notice to the Company at least twenty (20) days prior to such proposed Transfer, with such notice stating the number and class of Company Stock that is proposed to be Transferred by such Stockholder and the name and address of such Permitted Transferee.

ARTICLE 5

CO-SALE AGREEMENT

Section 5.1                                    Co-Sale Notice.  In the event that one or more Stockholders holding a majority of the aggregate number of issued and outstanding shares of Common Stock (any such Stockholder, a “Selling Stockholder” and collectively, the “Selling Stockholders”) proposes to Transfer (in a single transaction or a series of related transactions) shares of Common Stock representing more than a majority of the aggregate number of shares of Common Stock issued and outstanding immediately prior to such Transfer (“Selling Stockholder Shares”) to any Person other than an Affiliate or Approved Fund of such Selling Stockholder, such Selling Stockholder(s) shall promptly notify the Company and each other Stockholder (collectively, the “Co-Sale Stockholders”) of such proposed Transfer in writing (the “Co-Sale Notice”) at least twenty (20) days prior to the closing of such proposed Transfer.  The Co-Sale Notice shall describe in reasonable detail the proposed Transfer, including the number of Selling Stockholder Shares proposed to be Transferred, the nature of such Transfer, the consideration to be paid and the name and address of each prospective transferee.

Section 5.2                                    Co-Sale Right.  Each Co-Sale Stockholder shall have the right, but not the obligation, exercisable upon written notice to the Selling Stockholder(s) within fifteen (15) days after receipt of the Co-Sale Notice, to participate in such proposed Transfer on the same terms and conditions as specified in the Co-Sale Notice, as such terms and conditions may be modified as contemplated by Section 5.3, up to the amount described in Section 5.4.  To the extent that a Co-Sale Stockholder exercises its right to participate in accordance with the terms and conditions set forth in this Article 5, the Selling Stockholder(s) will, upon the consent of the prospective transferee, increase the amount of shares of Common Stock to be Transferred to the prospective transferee by the amount of shares of Common Stock owned by such Co-Sale Stockholder as at the date of such Co-Sale Notice (the “Co-Sale Stockholder Shares”), as determined pursuant to Section 5.4, the Co-Sale Stockholders elect to include in such Transfer, unless the prospective transferee does not wish to purchase such additional Co-Sale Stockholder Shares, in which case, the number of Selling Stockholder Shares that the Selling Stockholder(s) may Transfer in the proposed Transfer shall be correspondingly reduced, subject to Section 5.4.

Section 5.3                                    Price Modifications.  If there shall be a decrease in the price to be paid by the prospective transferee for the Selling Stockholder Shares to be purchased from the price set forth in the Co-Sale Notice, which decrease is acceptable to the Selling Stockholder(s), or any other change in the terms or conditions set forth in the Co-Sale Notice which are less favorable to the Selling Stockholder(s) but which are acceptable to the Selling Stockholder(s), the Selling Stockholder(s) shall immediately notify the Company and each Co-Sale Stockholder in writing of such decrease or other change, and each such Co-Sale Stockholder shall have ten (10) days from the date of receipt of such written notice to modify the Co-Sale Stockholder Shares that it elected to sell to the prospective transferee as previously indicated in the written notice delivered by such Co-Sale Stockholder, as the case may be, pursuant to Section 5.2.

Section 5.4                                    Co-Sale Stockholder Shares; Representations and Warranties. In connection with any proposed Transfer of Selling Stockholder Shares under Section 5:

(a)                                 Each Co-Sale Stockholder shall have the right, but not the obligation, to Transfer up to and including a number of Co-Sale Stockholder Shares equal to the product of (i) the number of Selling Stockholder Shares covered by the Co-Sale Notice, multiplied by (ii) a fraction, the numerator of which is the number of Co-Sale Stockholder Shares owned by such Co-Sale Stockholder at the time of such Transfer, and the denominator of which is the number of Co-Sale Stockholder Shares owned by such Co-Sale Stockholder at the time of such Transfer plus the number of Selling Stockholder Shares owned by the Selling Stockholder(s) at the time of such Transfer plus the number of Co-Sale Stockholder Shares owned by each other Co-Sale Stockholder electing to participate in such Transfer at the time of such Transfer.

(b)                                 In no event shall any Co-Sale Stockholder be required to make any representations or warranties as to the Co-Sale Stockholder Shares held by such Co-Sale Stockholder or the business of the Company and/or its Subsidiaries in connection with the proposed Transfer, other than with respect to such Co-Sale Stockholder, the organization and authority of such Co-Sale Stockholder, title to such Co-Sale Stockholder’s Co-Sale Stockholder Shares, no consents and no conflicts with (i) such Co-Sale Stockholder’s Organizational Documents and (ii) such Co-Sale Stockholder’s material agreements.  No such Co-Sale Stockholder shall have any liability for any breach of a representation or warranty of any other Co-Sale Stockholder relating to the representations required to be given pursuant to the immediately preceding sentence.  In the event that any indemnification and/or purchase price adjustment liabilities are incurred, a Co-Sale Stockholder’s obligations pursuant thereto shall be on a several (and not a joint and several) basis and shall not exceed the lesser of (x) such Co-Sale Stockholder’s Pro Rata Share of such indemnification and/or purchase price adjustment liabilities and (y) the net proceeds received by such Co-Sale Stockholder pursuant to such proposed Transfer.

Section 5.5                                    Exercise Procedure.

(a)                                 If a Co-Sale Stockholder elects to participate in the proposed Transfer, it shall effect its participation by delivering to the prospective transferee for Transfer to the prospective transferee documentation representing the Co-Sale Stockholder Shares that it has elected to sell.  Such documentation shall be delivered to the prospective transferee in connection with the consummation of the Transfer pursuant to the terms and conditions specified in the Co-Sale Notice (as such terms and conditions may be modified and accepted pursuant to Section 5.3), and the Selling Stockholder(s) shall concurrently therewith pay or arrange for the payment to such Co-Sale Stockholder, as applicable, by wire transfer in immediately available funds of that portion of the sale proceeds to which such Co-Sale Stockholder is entitled by reason of its participation in such Transfer.  To the extent any prospective transferee prohibits such assignment or otherwise refuses to purchase any of a Co-Sale Stockholder’s Co-Sale Stockholder Shares, the Selling Stockholder(s) shall not sell to such prospective transferee any Selling Stockholder Shares unless and until, simultaneously with such sale, the Selling Stockholder(s) shall purchase such Co-Sale Stockholder’s Co-Sale Stockholder Shares from such Co-Sale Stockholder, as applicable, on terms and conditions equivalent to those under which the Selling Stockholder(s) sold its shares of Company Stock (as such terms and conditions may be modified and accepted pursuant to Section 5.3).  Subject to the foregoing sentence, if the Selling Stockholder(s) does not complete the proposed Transfer for any reason, it shall immediately, but in no event in more than two (2) days, return to such Co-Sale Stockholder all documents (including any shares of Common Stock) which such Co-Sale Stockholder delivered to the Selling Stockholder(s) pursuant to this Article 5 or otherwise in connection with such Transfer.

Section 5.6                                    Transfer Period.  In the event that no Co-Sale Stockholder has elected to participate in the proposed Transfer, the Selling Stockholder(s) shall have sixty (60) days thereafter to Transfer or enter into a binding agreement (pursuant to which the Transfer of such Selling Stockholder Shares covered thereby will be, and is, consummated within sixty (60) days from the date of such agreement) to Transfer the Selling Stockholder Shares as to which such Co-Sale Stockholder(s) co-sale right was not exercised, at a price and upon such other terms no more favorable to the Selling Stockholder(s) than those specified in the Co-Sale Notice.  In the event the Selling Stockholder(s) have not Transferred such Selling Stockholder Shares within such sixty (60) day period (or Transferred such Selling Stockholder Shares in accordance with the foregoing within sixty (60) days from the date of such agreement), the Selling Stockholder(s) will not thereafter Transfer any Selling Stockholder Shares without first offering such Selling Stockholder Shares to such Co-Sale Stockholders in the manner provided above.

Section 5.7                                    Subsequent Transfer. The exercise or non-exercise of the rights by a Co-Sale Stockholder hereunder to participate in one or more sales of Selling Stockholder Shares shall not adversely affect its right to participate in one or more subsequent sales of Selling Stockholder Shares.  Any transfer by any Selling Stockholder(s) of any of its Common Stock without first giving each Co-Sale Stockholder the rights described in this Article 5 shall be void and of no force or effect.

ARTICLE 6

DRAG-ALONG RIGHTS

Section 6.1                                    Drag-Along Right.  In the event that one or more Stockholders holding a majority of the aggregate number of issued and outstanding shares of Common Stock (such Stockholders, the “Drag-Along Stockholders”) propose to consummate any Sale of the Company, such Drag-Along Stockholders shall have the right, but not the obligation, to require each of the other Stockholders to participate in the Sale of the Company and dispose of all (but not less than all) of the shares of Company Stock owned by each such other Stockholder on the date of the consummation of such Sale of the Company at the same price and on the same terms and conditions as the Drag-Along Stockholders have agreed in the Sale of the Company;

provided, that the terms of the Sale of the Company are normal and customary for transactions of that nature.

Section 6.2            Conditions to Exercise.  The obligation of any such Stockholder to participate in a Sale of the Company is subject to the satisfaction of the following conditions:  (a) the Sale of the Company is a bona fide arm’s length transaction that has been, or prior to the consummation thereof will be, approved by a majority-in-interest of the Stockholders; (b) upon the consummation of the Sale of the Company, each Stockholder shall receive in exchange for its shares of Company Stock the same portion of the aggregate consideration from such Sale of the Company that such Stockholder would have received if such consideration had been distributed by the Company in a complete liquidation of the Company; (c) if any holder of Company Stock is given an option as to the form of consideration to be received, all holders of such Company Stock will be given the same option; (d) in no event shall any Stockholder be required to make any representations or warranties as to the Company Stock held by such Stockholder or the business of the Company and/or its Subsidiaries in connection with the proposed Sale of the Company, other than with respect to such Stockholder, the organization and authority of such Stockholder, title to such Stockholder’s shares of Company Stock, no consents and no conflicts with (i) such Stockholder’s Organizational Documents and (ii) such Stockholder’s material agreements; and (e) no such Stockholder shall have any liability for any breach of a representation or warranty of any other Stockholder relating to the representations required to be given pursuant to the immediately preceding clause (d).  In the event that any indemnification and/or purchase price adjustment liabilities are incurred, a Stockholder’s obligations pursuant thereto shall be on a several (and not a joint and several) basis and shall not exceed the lesser of (A) such Stockholder’s Pro Rata Share of such indemnification and/or purchase price adjustment liabilities and (B) the net proceeds received by such Stockholder pursuant to such Sale of the Company.

Section 6.3            Exercise Procedure.  If the Drag-Along Stockholders wish to exercise their drag-along rights under this Article 6, they shall furnish written notice to all other Stockholders (a “Sale Notice”) not more than sixty (60) days nor less than twenty (20) days prior to the proposed date of consummation of the Sale of the Company, and the Drag-Along Stockholders shall cause a definitive agreement with respect to such Sale of the Company to be executed not more than sixty (60) days following the date the Sale Notice is delivered.  The Sale Notice shall set forth:  (a) the name and address of the Person to whom the Sale of the Company is being made; (b) the proposed amount and form of consideration to be paid per share of Company Stock and the terms and conditions of payment offered by such Person; (c) the aggregate number of shares of Company Stock being sold in the Sale of the Company; (d) the planned date on which such Sale of the Company is to be consummated; and (e) the Drag-Along Stockholders’ intention to exercise the “Drag-Along” rights set forth in this Article 6.

Section 6.4            Costs.  Each Stockholder shall bear its Pro Rata Share (based upon the number of shares of Company Stock sold by him, her or it) of the costs of any sale of such Stockholder’s shares of Company Stock pursuant to a Sale of the Company to the extent such costs are incurred for the benefit of Stockholders and are not otherwise paid by the Company or the acquiring third party.  Costs incurred by any Stockholder for his or its own behalf shall not be considered costs of the Sale of the Company hereunder.

Section 6.5            No Appraisal Rights.  Each Stockholder hereby agrees to waive any and all appraisal rights to which such Stockholder may be entitled under Section 262 of the DGCL with respect to a transaction subject to Article 6 as to which such appraisal rights are available.

ARTICLE 7

ISSUANCES OF NEW SECURITIES; PREEMPTIVE RIGHTS

Section 7.1            Preemptive Rights.  The Company hereby grants to each Stockholder the right to purchase up to such Stockholder’s Pro Rata Share of any New Securities which the Company may from time to time propose to issue and sell, and the Company shall not issue or sell any New Securities without first complying with the provisions of this Article 7.  For the avoidance of doubt, no Warrantholder shall have any rights under this Article 7 in such capacity unless and until such Warrantholder has exercised all or any portion of the Warrants, and then only to the extent such Warrants have been exercised for shares of Company Stock in accordance with the terms of the Warrant Agreement.

Section 7.2            Issuance Notice.  If the Company proposes to undertake an issuance of New Securities, it shall give each Stockholder written notice (an “Issuance Notice”) of its intention, describing the number and type of New Securities, and the proposed offer price for such New Securities and the general terms upon which the Company proposes to issue such New Securities.  Each Stockholder shall have twenty (20) days after its receipt of the Issuance Notice to agree to purchase up to such Stockholder’s Pro Rata Share of such New Securities for the price and upon the terms specified in the Acceptance Notice by giving written notice to the Company (the “Acceptance Notice”) and indicating therein the number of New Securities to be purchased.  The Company shall, at the closing of the issuance of the New Securities, sell to each Stockholder such number of New Securities as such Stockholder shall have agreed to purchase in the Acceptance Notice.  In the event any Stockholder fails to exercise such preemptive right within such twenty (20) day period, the Company will have sixty (60) days thereafter to sell or enter into a binding agreement (pursuant to which the sale of New Securities covered thereby will be, and is, consummated within sixty (60) days from the date of such agreement) to sell the New Securities as to which such Stockholder’s preemptive right was not exercised, at a price and upon such other terms no more favorable to the purchasers thereof than those specified in the Issuance Notice.  In the event the Company has not sold such New Securities within such sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company will not thereafter issue or sell any New Securities without first offering such New Securities to such Stockholders in the manner provided above.  Notwithstanding anything in this Agreement to the contrary, for so long as the Company is a Public Filer, in no event will the Company be required to deliver an Issuance Notice to any Public Stockholder, and no such Public Stockholder shall have a right to exercise its rights under this Article 7 if such Issuance Notice is a condition precedent to such exercise (or election to exercise), and any such Issuance Notice, as determined by a Responsible Officer, would constitute Restricting Information.

Section 7.3            Post-Issuance Notice.  Notwithstanding the notice requirements of Section 7.2, the Company may proceed with any issuance of New Securities prior to having complied with the provisions of Section 7.2; provided, that the Company shall:

(a)           provide each Stockholder with (i) prompt notice of such issuance of New Securities and (ii) the Issuance Notice described in Section 7.2, in which the actual price per unit of the New Securities shall be set forth;

(b)           offer to issue to each Stockholder such number of New Securities of the type issued in the issuance of New Securities as may be requested by such Stockholder (not to exceed the Pro Rata Share such Stockholder would have been entitled to purchase pursuant to Section 7.1 multiplied by the number of New Securities that would have been issued had every Stockholder participated up to its Pro Rata Share) on the same economic terms and conditions with respect to such New Securities as the subscribers in the issuance of New Securities received; and

(c)           keep such offer open for a period of thirty (30) days, during which period each such Stockholder may accept such offer by sending a written acceptance to the Company committing to purchase an amount of such New Securities (not in any event to exceed the Pro Rata Share that each such Stockholder would have been entitled to pursuant to Section 7.1 multiplied by the number of New Securities that would have been issued had every Stockholder participated up to its Pro Rata Share).

Section 7.4            Consideration.  Notwithstanding anything to the contrary contained in this Article 7, if the consideration to be received by the Company with respect to the issuance of New Securities specified in the Issuance Notice is other than cash to be paid upon the issuance of the New Securities (that is, if the consideration would constitute so-called “in-kind” property such as Capital Stock), or if security is to be provided to secure the payment of any deferred portion of the purchase price, then any Stockholder exercising its rights under this Article 7 may purchase such New Securities by making a cash payment at the time of the closing specified in the Acceptance Notice in the amount of the reasonably equivalent value of the “in-kind” property specified in the Issuance Notice and/or may provide reasonably equivalent security to that provided in the Issuance Notice.  Such “reasonably equivalent value” or “reasonably equivalent security” shall be determined by the Board, or, following the objection of the Required Holders of such determination by the Board, shall be determined pursuant to arbitration in accordance with Section 11.15 hereof.

Section 7.5            Subsequent Issuances.  The exercise or non-exercise of the rights by any Stockholder hereunder to participate in one or more issuances of New Securities shall not adversely affect its right to participate in one or more subsequent issuances of New Securities.

ARTICLE 8

AFFILIATE TRANSACTIONS

Section 8.1            Affiliate Transactions.  From and after the date hereof, without the prior written consent of the Board, the Company shall not, and shall cause the other Aventine

Companies not to, directly or indirectly enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Stockholder (or any Affiliate of such Stockholder) that owns 10% or more of any class of Capital Stock of the Company or with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such a holder or an Affiliate.  The foregoing restrictions shall not apply to the following:

(a)           transactions (i) approved by a majority of the disinterested members of the Board or (ii) for which the Company or a Subsidiary delivers to the Board a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Company or such Subsidiary from a financial point of view;

(b)           any transaction solely between the Company and any of its Subsidiaries or solely among Subsidiaries;

(c)           the payment of compensation (including awards or grants in cash, securities or other payments) for the personal services of, and expense reimbursement and indemnity provided on behalf of, officers, directors (including the payment of, or an agreement providing for the payment of, reasonable directors’ fees), consultants and employees of the Company or any of its Subsidiaries, in each case in the ordinary course of business;

(d)           any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

(e)           any sale of shares of Capital Stock (other than Disqualified Stock (as defined in the Amended and Restated Senior Term Loan Facility)) of the Company;

(f)            any Investments (as defined in the Amended and Restated Senior Term Loan Facility) or any Restricted Payments (as defined in the Amended and Restated Senior Term Loan Facility) not prohibited by Section 7.05 of the Amended and Restated Senior Term Loan Facility;

(g)           the transactions in accordance with the Financing Documents and the Equity Documents and other agreements set forth on Schedule 7.07(g) of the Amended and Restated Senior Term Loan Facility as in effect as of the Closing Date (or as of the time contemplated by Section 4.8 of the Subscription Agreement in the case of the Warrants) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders (as defined in the Amended and Restated Senior Term Loan Facility) in any material respect than the original agreement as in effect on the Closing Date;

(h)           the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Board in good faith and loans to employees of the Company and its Subsidiaries which are approved by the Board in good faith;

(i)            transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case on ordinary business terms and otherwise in compliance with the terms of this Agreement, which are fair to the Company or its Subsidiaries, in the reasonable determination of the Board or the senior management thereof, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party;

(j)            any transaction with a joint venture or similar entity which would be subject to this covenant solely because the Company or a Subsidiary of the Company owns an equity interest in or otherwise controls such joint venture or similar entity; or

(k)           payments and transactions in connection with any Credit Facilities (as defined in the Amended and Restated Senior Term Loan Facility) (including commitment, syndication and arrangement fees payable thereunder) and the Amended and Restated Senior Term Loan Facility (including upfront, syndicate and arrangement fees payable in connection therewith), and the application of the proceeds of each, and the payment of fees and expenses with respect thereto.

(l)            Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 8.1 and not covered by clauses (b) through (l), (A) the aggregate amount of which exceeds $5,000,000 in value, must be approved or determined to be fair in the manner provided for in clause (a)(i) or (a)(ii) above and (B) the aggregate amount of which exceeds $15,000,000 in value must be determined to be fair in the manner provided for in clause (a)(ii) above.

ARTICLE 9

INFORMATION AND ACCESS RIGHTS

Section 9.1            Financial Statements.

(a)           From the date of this Agreement, the Company shall deliver to (i) each Stockholder and (ii) any prospective Stockholder that becomes an NDA Signatory; provided, that, if the Company is and for such time as it continues to be a Public Filer, then the financial statements described in subsections (1) and (2) below, other than Plant-Level Financial Statements, will be delivered to all Stockholders and (y) the Company shall not be required to deliver the financial statements and projections in subsections (3) and (4) below):

(1)           as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company (commencing with the fiscal year ending December 31, 2012), (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards; and (ii) Plant-Level Financial Statements for such fiscal year (such Plant-Level Financial Statements to be certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition and results of operations of the applicable Facility in accordance with GAAP);

(2)           as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ending September 30, 2012), (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, and (ii) Plant-Level Financial Statements for such fiscal quarter certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition and results of operations of the Company and its Subsidiaries or applicable Facility in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(3)           as soon as available, but in any event within thirty (30) days after the end of each fiscal month of each fiscal year of the Company (commencing with the fiscal month ending October 31, 2012), (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal month, and the related consolidated statements of income or operations for such fiscal month and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, and (ii) Plant-Level Financial Statements for such fiscal month, such consolidated statements and Plant-Level Financial Statements to be certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition and results of operations of the Company and its Subsidiaries or applicable Facility in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(4)           as soon as available and in any event within sixty (60) days after the end of each fiscal year, forecasts prepared by management of the Company, in form reasonably satisfactory to a majority-in-interest of the Qualified Stockholders, of balance sheets, income statements and cash flow statements on a quarterly basis for the fiscal year following such fiscal year and on an annual basis for each fiscal year thereafter, together with a budget for the each fiscal quarter and fiscal year, in form reasonably satisfactory to a majority-in-interest of the Qualified Stockholders (provided, in the event of a conflict between the information that is required to be delivered hereunder and the information required to be delivered under the Amended and Restated Term Loan Facility, the latter shall control and be delivered pursuant hereto).

(b)           Documents required to be delivered pursuant to this Section 9.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02 to the Amended and Restated Senior Term Loan Facility; (ii) such information is filed on EDGAR or the equivalent thereof with the Commission; or (iii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Stockholder has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that if any Stockholder so requests, the Company shall provide such Stockholder, by electronic mail, electronic versions (i.e., soft copies) of the documents required to be delivered pursuant to this Section 9.1.  Each Stockholder shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(c)           Notwithstanding anything to the contrary contained herein, all Plant-Level Financial Statements referred to above shall only be delivered to Persons that are (i) subject to the confidentiality provisions set forth in Article 10 or (ii) NDA Signatories.

Section 9.2            Other Information.  At any time after the one-year anniversary of the Closing Date, upon the request of one or more Stockholders, with the prior written approval of the Required Holders, the Company shall provide to such requesting Stockholders the information set forth in Section 6 of the Registration Rights Agreement.

Section 9.3            Quarterly Operating Call.  Within fifty (50) days of the end of each fiscal quarter, commencing with the first fiscal quarter ending after the date hereof, the Company shall cause the Chief Executive Officer and Chief Financial Officer of the Company to hold a conference telephone call with representatives of (a) each Stockholder and (b) any prospective Stockholder that becomes an NDA Signatory to review the financial condition of the Aventine Companies as reflected in the information furnished pursuant to Section 9.1.  The Company shall determine in each fiscal quarter the date and time for the quarterly operating call to be held in the immediately succeeding fiscal quarter and shall notify such Stockholders and prospective Stockholders at least ten (10) days prior to the date thereof.  The financial officers of the Company shall prepare a financial package to be electronically delivered to each such Stockholder and prospective Stockholder (provided, that such package shall not actually be delivered until such prospective Stockholder becomes an NDA Signatory) at least twenty-four (24) hours prior to each scheduled quarterly operating call.  The financial package shall include, among other things, (i) information furnished pursuant to Section 9.1 and (ii) such other information regarding the Aventine Companies as a majority-in-interest of the Stockholders may, from time to time, reasonably request.

ARTICLE 10

TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY

Section 10.1          Non-Disclosure Obligations.

(a)           Each Stockholder agrees to maintain the confidentiality of Information, except that Information may be disclosed (i) to its Affiliates and to its and its

Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives with a need to know such Information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided, such Stockholder shall provide the Company with prompt notice prior to such disclosure to the extent permitted by law to do so, (iii) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Equity Document or Financing Document, any action or proceeding relating to this Agreement or any other Equity Document or Financing Document, the enforcement of rights hereunder or thereunder or any litigation or proceeding to which such Stockholder or any of its Affiliates may be a party, (vi) with the written consent of the Company or (vii) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Article 10 or (2) becomes available to such Stockholder or any of its Affiliates on a nonconfidential basis from a source (other than another Stockholder) not known by such Stockholder to be bound by a confidentiality duty or obligation.

(b)           For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to a Stockholder on a nonconfidential basis prior to disclosure by the Company or any Subsidiary; provided, that in the case of information received from the Company or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Article 10 shall be considered to have complied with its obligation to do so if such Person has exercised reasonable care to protect such Information, and in no event less than the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.2          Restricting Information.  EACH STOCKHOLDER ACKNOWLEDGES THAT UNITED STATES FEDERAL AND STATE SECURITIES LAWS PROHIBIT ANY PERSON WITH MATERIAL, NON-PUBLIC INFORMATION ABOUT AN ISSUER FROM PURCHASING OR SELLING SECURITIES OF SUCH ISSUER OR, SUBJECT TO CERTAIN LIMITED EXCEPTIONS, FROM COMMUNICATING SUCH INFORMATION TO ANY OTHER PERSON.  EACH STOCKHOLDER AGREES TO COMPLY WITH APPLICABLE LAW AND ITS RESPECTIVE CONTRACTUAL OBLIGATIONS WITH RESPECT TO CONFIDENTIAL AND MATERIAL NON-PUBLIC INFORMATION.  Each Stockholder that is not a Public Stockholder confirms to the Company that such Stockholder has adopted and will maintain internal policies and procedures reasonably designed to permit such Stockholder to take delivery of Restricting Information (as defined below) and maintain its compliance with Applicable Law and its respective contractual obligations with respect to confidential and material non-public information.  A Public Stockholder may elect not to receive Company Materials and Information that contains material non-public information with respect to the Stockholder or their securities (such Company Materials and Information, collectively, “Restricting Information”), in which case it will identify itself to the Company as a Public Stockholder.  Such Public Stockholder shall not take delivery of Restricting Information and shall not participate in conversations or other interactions with any other Stockholder concerning the Company Stock in which Restricting Information is likely to be discussed.  The Company, however, shall not, by making any Company Materials and Information (including Restricting Information) available to a Stockholder (including any Public Stockholder), by participating in any conversations or other interactions with a Stockholder (including any Public Stockholder) or otherwise, be responsible or liable in any way for any decision a Stockholder (including any Public Stockholder) may make to limit or to not limit its access to Company Materials and Information.  In particular, the Company shall not have, and hereby disclaims, any duty to ascertain or inquire as to whether or not a Stockholder (including any Public Stockholder) has elected to receive Restricting Information, such Stockholder’s policies or procedures regarding the safeguarding of material non-public information or such Stockholder’s compliance with Applicable Law related thereto.  Each Public Stockholder acknowledges that circumstances may arise that require it to refer to Company Materials and Information that might contain Restricting Information.  Accordingly, each Public Stockholder agrees that it will nominate at least one designee to receive Company Materials and Information (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Public Stockholder’s Administrative Questionnaire (as defined in the Amended and Restated Senior Term Loan Facility).  Each Public Stockholder agrees to notify the Company in writing (including by electronic communication) from time to time of such Public Stockholder’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.  Each Public Stockholder confirms to the Company that such Public Stockholder understands and agrees that the Company and each other Stockholder may have access to Restricting Information that is not available to such Public Stockholder and that such Public Stockholder has elected to make its decision to enter into this Agreement and to take or not take action under or based upon this Agreement, any other Equity Document or any other Financing Document or related agreement knowing that, so long as such Person remains a Public Stockholder, it does not and will not be provided access to such Restricting Information.  Nothing in this Section 10.2 shall modify or limit a Stockholder’s (including any Public Stockholder) obligations under Section 10.1 with regard to Company Materials and Information and the maintenance of the confidentiality of or other treatment of Company Materials or Information.

ARTICLE 11

MISCELLANEOUS

Section 11.1          Legends.  Any certificates or book-entry records representing Common Stock shall have substantially the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 24, 2012, AMONG THE COMPANY AND THE OTHER PARTIES THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH AGREEMENT, INCLUDING THE TRANSFER RESTRICTIONS AND THE FORCED SALE PROVISIONS CONTAINED THEREIN.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NO INTEREST HEREIN MAY BE SOLD, OFFERED, ASSIGNED, DISTRIBUTED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING ANY SUCH TRANSACTION OR (B) THE COMPANY AND ITS COUNSEL ARE OTHERWISE SATISFIED THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION AND IN COMPLIANCE WITH ALL STATE SECURITIES LAWS.”

The requirement imposed by this Section 11.1 to include the second paragraph of the legend set forth above shall cease and terminate as to any particular Company Stock (a) when, in the opinion of legal counsel reasonably satisfactory to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Company Stock has been effectively registered under the Securities Act or Transferred pursuant to Rule 144.  Wherever (x) such requirement shall cease and terminate as to any Company Stock or (y) such Company Stock shall be transferable under paragraph (b)(1) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the second paragraph of the legend set forth in this Section 11.1 hereof (so long as such Stockholder remains a non-affiliate of the Company within the meaning of Rule 144).

Section 11.2          Stock Transfer Records.  The Company or its duly appointed transfer agent(s) shall maintain a register for the Company Stock, in which it shall register the issuance and sale of all shares of Company Stock.  The Company may issue stop transfer instructions to such agent(s) and make appropriate notations in its stock transfer records of the restrictions on Transfer provided for in this Agreement.  The Company shall not record any Transfers of shares of Company Stock not made in strict compliance with the terms of this Agreement.  Following the execution and delivery of the Stockholder’s Assent by any Person, the Company shall amend Schedule A hereto to reflect the admission of such Person as a Stockholder and the ownership of Company Stock by such Person.

Section 11.3          Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  The rights and obligations of each Stockholder under this Agreement shall be freely assignable in connection with any Transfer of the Company Stock owned by such Stockholder that is effected.  In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for each Stockholder’s benefit as a purchaser or holder of Company Stock are also for the benefit of, and enforceable by, any subsequent holder of such Company Stock in accordance with the provisions of this Agreement.

Section 11.4          Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof.

Section 11.5          Notices.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged by the recipient, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to any of the Aventine Companies, at:

Aventine Renewable Energy Holdings, Inc.
One Lincoln Centre
5400 LBJ Freeway, Suite 450
Dallas, Texas 75240
Attention: John Castle
Telephone: (214) 451-6750
Telecopier: (214) 451-6799

with a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attention: Ackneil M. Muldrow, III
Telephone: (212) 872-1064
Telecopier: (212) 872-1992

If to any Investor, to the address set forth on Schedule A hereto with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Michael Littenberg, Esq.
Attention: Daniel Oshinsky, Esq.
Telephone: (212) 756-2000

Telecopier: (212) 593-5955

or at such other address or addresses as such party may specify by written notice given in accordance with this Section 11.5.

Section 11.6          Construction and Interpretation.  The headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement.  All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references contained in this Agreement are to this Agreement unless otherwise stated.  Unless the context of this Agreement clearly requires otherwise, the use of the words “include,” “includes” or “including” is not limiting and shall be deemed to be followed by “without limitation” and the use of the word “or” has the inclusive meaning represented by the phrase “and/or.”  References in this Agreement to any agreement, other document or law “as amended” or “as amended from time to time,” or amendments of any document or law, shall include any amendments, supplements, restatements, replacements, renewals, refinancings or other modifications.  Wherever required by the context of this Agreement, the masculine, feminine and neuter gender shall each include the other.  This Agreement has been negotiated by, and entered into between or among, Persons that are sophisticated and knowledgeable in business matters.  Accordingly, any rule of law or legal decision that would require interpretation of this Agreement against the party that drafted it shall not be applicable and is irrevocably and unconditionally waived.  All provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

Section 11.7          Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Applicable Laws during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom.  Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

Section 11.8          Counterparts.  This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.  This Agreement, to the extent signed and delivered by means of a facsimile machine or electronic delivery (i.e., by email of a PDF signature page), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or by electronic delivery as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 11.9          Waivers and Amendments.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by each of the parties hereto, which change, waiver, discharge or termination shall bind each such party.

Section 11.10       Remedies.

(a)           The Company and each Stockholder shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any Stockholder.  The parties acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

(b)           None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

Section 11.11       Stockholder Representations.

(a)           Representations.  Each Stockholder hereby represents and warrants to the Company and the other Stockholders that:

(1)           he, she or it has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly authorized and delivered by such Stockholder and is the legal, valid and binding obligation of such Stockholder enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent transfer or other similar law affecting creditors’ rights generally, and subject to principles of equity;

(2)           this Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms;

(3)           the execution and delivery of this Agreement by such Stockholder, and the performance by such Stockholder of his or her obligations hereunder, does not and will not breach or violate (x) such Stockholder’s Organizational Documents, (y) any agreement, instrument or other document to which such Stockholder is a party or to which such Stockholder’s assets are bound, or (z) any Applicable Laws;

(4)           such Stockholder (A) is the sole record owner of the shares of Company Stock set forth opposite such Stockholder’s name on Schedule A hereto, (B) has good, valid and marketable title to all such shares, and (C) there exist no Liens, claims, options, proxies, voting agreements, charges or encumbrances of whatever nature which would restrict the voting of such shares as contemplated hereby; and

(5)           such Stockholder has carefully read this Agreement and has had sufficient time and opportunity to consider its terms and to obtain legal advice, if desired, and he fully understands the final and binding effect of this Agreement.

(b)           Spousal Consents.  Each Stockholder who is a natural person covenants and agrees that he or she will deliver, upon the execution of this Agreement, a Spousal Consent to this Agreement, in substantially the form of Exhibit B hereto, duly executed by his or her spouse.

Section 11.12       Governing Law.  IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF OTHER THAN N.Y. GEN. OBLIG. LAW §5-1401), EXCEPT TO THE EXTENT THAT THE CORPORATION LAW OF THE STATE OF INCORPORATION OF THE COMPANY MANDATORILY APPLIES.

Section 11.13       Consent to Jurisdiction and Venue.  THE PARTIES HEREBY CONSENT AND AGREE THAT ALL ADVERSE PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER EQUITY DOCUMENT SHALL BE TRIED AND LITIGATED IN ANY FEDERAL COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY AND ALL CLAIMS, CONTROVERSIES AND DISPUTES ARISING OUT OF THIS AGREEMENT OR ANY OTHER MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT.

THE PARTIES HEREBY (A) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY FEDERAL COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ADVERSE PROCEEDING COMMENCED IN ANY SUCH COURT, (B) WAIVE ANY RIGHT THEY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR ANY OBJECTION THAT SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION OR IMPROPER VENUE AND (C) CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  THE PARTIES HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT OR OTHER PROCESS ISSUED IN ANY SUCH ADVERSE PROCEEDING AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER

PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN Section 11.5 (NOTICES) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PERSON’S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

TO THE EXTENT PERMITTED UNDER THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE PARTIES HEREBY EXPRESSLY WAIVE, IN RESPECT OF ANY SUCH ADVERSE PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PERSON’S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

Section 11.14       Termination.  (a)  The rights granted to any Stockholder under this Agreement shall terminate as to such Stockholder at such time as such Stockholder is no longer the beneficial owner of any Company Stock.  If this Agreement so terminates, it shall become null and void and have no further force or effect with respect to such Stockholder. (b) This Agreement shall automatically terminate upon the consummation by the Company of an Initial Public Offering.   If this Agreement so terminates, it shall become null and void and have no further force or effect.

Section 11.15       Arbitration.

(a)           If the Board and the Stockholders are unable to come to a mutually agreeable determination of “reasonably equivalent value” or “reasonably equivalent security,” then the value of such shares shall be determined by an appraisal by a nationally recognized investment banking firm appointed by the Board and approved by the Required Holders.  In determining such “reasonably equivalent value” or “reasonably equivalent security,” the value of shares of the Company shall not be diminished or enhanced because of the fact that they are not registered for public trading or that they may represent a majority or minority interest, and the Company shall be valued as an ongoing business.  The Company shall instruct the investment banking firm to render its decision as promptly as practicable (but in no event later than thirty (30) days of the engagement), and such decision shall be final and binding on the Company and all Stockholders for all purposes under this Agreement.  The fees and expenses of the investment banking firm shall be paid one-half by the Company and one-half by such Stockholders.

(b)           Except as set forth in Section 11.15(a), if any dispute, claim or controversy shall arise among the parties hereto as to any issue arising under this Agreement or any instrument issued in pursuance hereof that has not otherwise been resolved in accordance with the other terms of this Agreement, the same shall be referred to and settled by the following “arbitration” procedure which may be requested upon the application of any interested party:  it is agreed the arbitration hearings, if any, shall be held in New York, New York, and any such dispute, claim or controversy shall be referred to and settled by such arbitration before three neutral arbitrators in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association then in effect (which Rules are incorporated herein by reference as though set forth at length herein) and any decision, order or finding rendered by the arbitrators appointed in accordance with such Rules shall be final and conclusive upon the parties hereto and judgment upon the award, finding or decision rendered may be entered in the court of the forum, state or federal, having jurisdiction.  It is expressly agreed between the parties hereto that whether or not the Rules shall provide for a discovery procedure, such discovery procedure is hereby granted and permitted in said arbitration proceedings and the parties may apply to the arbitrators for the enforcement of any form of discovery which would be permitted by the laws of the State of Delaware and their award or decision in respect of such discovery shall be final and binding.

Section 11.16       Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE COMPANY AND THE INVESTORS WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, EACH PARTY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

AVENTINE RENEWABLE ENERGY HOLDINGS, INC., a Delaware corporation

By:	/s/ John Castle
John Castle
Chief Executive Officer

[Signature Page to Stockholders Agreement]

EXISTING STOCKHOLDERS

BRIGADE LEVERAGED CAPITAL STRUCTURES FUND LTD.

By: Brigade Capital Management, LLC,
its investment manager

By:	/s/ Raymond Luis
Name: Raymond Luis
Title: CFO

SEI GLOBAL MASTER FUND PLC — THE SEI HIGH YIELD FIXED INCOME FUND

By: Brigade Capital Management, LLC,
its portfolio manager

By:	/s/ Raymond Luis
Name: Raymond Luis
Title: CFO

SEI INSTITUTIONAL INVESTMENTS TRUST — HIGH YIELD BOND FUND

By: Brigade Capital Management, LLC,
its sub-adviser

By:	/s/ Raymond Luis
Name: Raymond Luis
Title: CFO

SEI INSTITUTIONAL MANAGED TRUST — HIGH YIELD BOND FUND

By: Brigade Capital Management, LLC,
its sub-adviser

By:	/s/ Raymond Luis
Name: Raymond Luis
Title: CFO

[Signature Page to Stockholders Agreement]

DAVID KEMPNER PARTNERS

By: MHD Management Co., its general partner
By: MHD Management Co. GP, L.L.C., its general partner

By:	/s/ Avram Z. Friedman
Name: Avram Z. Friedman
Title: Managing Member

DAVIDSON KEMPNER INSTITUTIONAL PARTNERS, L.P.

By: Davidson Kempner Advisers, Inc.,
its general partner

By:	/s/ Avram Z. Friedman
Name: Avram Z. Friedman
Title: Principal

M.H. DAVIDSON & CO.

By: M.H. Davidson & Co., L.L.C.,
its general partner

By:	/s/ Avram Z. Friedman
Name: Avram Z. Friedman
Title: Managing Member

DAVIDSON KEMPNER INTERNATIONAL, LTD.

By: Davidson Kempner International Advisors, L.L.C., its Investment Manager

By:	/s/ Avram Z. Friedman
Name: Avram Z. Friedman
Title: Managing Member

[Signature Page to Stockholders Agreement]

DAVIDSON KEMPNER DISTRESSED OPPORTUNITIES FUND LP

By: DK Group LLC,
its general partner

By:	/s/ Avram Z. Friedman
Name: Avram Z. Friedman
Title: Managing Member

DAVIDSON KEMPNER DISTRESSED OPPORTUNITIES INTERNATIONAL LTD.

By: DK Management Partners LP,
its Investment Manager

By:	/s/ Avram Z. Friedman
Name: Avram Z. Friedman
Title: Limited Partner

[Signature Page to Stockholders Agreement]

DW INVESTMENT MANAGEMENT, LP

By: DW Investment Partners, LLC,
its general partner

By:	/s/ David Warren
Name: David Warren
Title: Manager

[Signature Page to Stockholders Agreement]

SENATOR GLOBAL OPPORTUNITY MASTER FUND L.P.

By: Senator Master GP LLC,
its general partner

By:	/s/ Evan Gartenlaub
Name: Evan Gartenlaub
Title: General Counsel

[Signature Page to Stockholders Agreement]

LJR CAPITAL L.P.

By:
/s/ Lawrence B. Gill
Name: Lawrence B. Gill
Title: Authorized Signatory

ALJ CAPITAL I, L.P.

By:
/s/ Lawrence B. Gill
Name: Lawrence B. Gill
Title: Authorized Signatory

ALJ CAPITAL II, L.P.

By:
/s/ Lawrence B. Gill
Name: Lawrence B. Gill
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

ALLIANCEBERNSTEIN STRATEGIC OPPORTUNITIES FUND, L.P.

By:	AllianceBernstein, L.P.,
as Investment Adviser

/s/ Jack Kelley
Name: Jack Kelley
Title: SVP

ALLIANCEBERNSTEIN EVENT DRIVEN OPPORTUNITIES FUND (DELAWARE), L.P.

By:	AllianceBernstein, L.P.,
as Investment Adviser

/s/ Jack Kelley
Name: Jack Kelley
Title: SVP

[Signature Page to Stockholders Agreement]

ALTAI CAPITAL MASTER FUND, LTD.

By:	Altai Capital Management, L.P.,
as Investment Adviser

/s/ Toby E. Symonds
	Name:	Toby E. Symonds
	Title:	Managing Principal of the Investment Adviser to Altai Capital Master Fund, Ltd.

[Signature Page to Stockholders Agreement]

APOLLO INVESTMENT CORPORATION

By:	Apollo Investment Management, L.P., as Advisor
By:	ACC Management, LLC, as its General Partner

/s/ Ted J. Goldthorpe
	Name:	Ted J. Goldthorpe
	Title:	Chief Investment Officer

[Signature Page to Stockholders Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

By:

/s/ Michael Wotanowski
Name: Michael Wotanowski
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

MIDTOWN ACQUISITIONS L.P.

By:	Midtown Acquisitions GP LLC, its general partner

/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Manager

[Signature Page to Stockholders Agreement]

MACQUARIE CAPITAL (USA) INC.

By:
/s/ Robert M. Perdock
	Name:	Robert M. Perdock
	Title:	Managing Director

[Signature Page to Stockholders Agreement]

REDWOOD MASTER FUND, LTD.

By:	REDWOOD CAPITAL MANAGEMENT, LLC,
its Investment Advisor

/s/ Jed Nussbaum
Name: Jed Nussbaum
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

ROCHDALE FIXED INCOME PORTFOLIOS

By:	Seix Investment Advisors LLC,
in its capacity as Sub-Adviser

/s/ George Goudelias
Name: George Goudelias
Title: Managing Director

RIDGEWORTH SEIX FLOATING RATE HIGH INCOME FUND

By:	Seix Investment Advisors LLC,
in its capacity as Sub-Adviser

/s/ George Goudelias
Name: George Goudelias
Title: Managing Director

RIDGEWORTH HIGH INCOME FUND

By:	Seix Investment Advisors LLC
in its capacity as Sub-Adviser

/s/ Brian Nold
Name: Brian Nold
Title: Managing Director

SEIX MULTI-SECTOR ABSOLUTE RETURN FUND LP

By:	Seix Investment Advisors LLC,
in its capacity as Investment Manager

/s/ Michael Kirkpatrick
Name: Michael Kirkpatrick
Title: Managing Director

[Signature Page to Stockholders Agreement]

UNIVERSITY OF ROCHESTER

By:	Seix Investment Advisors LLC,
in its capacity as Investment Manager

/s/ George Goudelias
Name: George Goudelias
Title: Managing Director

[Signature Page to Stockholders Agreement]

TPG CREDIT OPPORTUNITIES INVESTORS, L.P.

By:	TPG Credit Opportunities Fund GP, L.P.
Its General Partner

/s/ Julie K. Braun
Name: Julie K. Braun
Title: Vice President

TPG CREDIT STRATEGIES FUND, L.P.

By:	TPG Credit Strategies GP, L.P.
Its General Partner

/s/ Julie K. Braun
Name: Julie K. Braun
Title: Vice President

TPG CREDIT STRATEGIES FUND II, L.P.

By:	TPG Credit Strategies II GP., L.P.
Its General Partner

/s/ Julie K. Braun
Name: Julie K. Braun
Title: Vice President

TCS II OPPORTUNITIES, L.P.

By:	TPG Credit Strategies II GP, L.P.
Its General Partner

/s/ Julie K. Braun
Name: Julie K. Braun
Title: Vice President

[Signature Page to Stockholders Agreement]

TPG CREDIT OPPORTUNITIES FUND L.P.

By:	TPG Credit Opportunities Fund GP, LP
Its General Partner

/s/ Julie K. Braun
Name: Julie K. Braun
Title: Vice President

[Signature Page to Stockholders Agreement]

SCHEDULE A

EQUITY OWNERSHIP

Existing Stockholders

Name	Address and Facsimile	Type of Company Stock	Number and Shares of Company Stock	Percentage of Company Stock (On a Fully- Diluted Basis)
DK Partners	65 East 55th Street, 19th Floor, New York, NY 10022
Davidson Kempner Partners		Common Stock	796	0.0336779399%
Davidson Kempner Institutional Partners, L.P.		Common Stock	1,777	0.0751830392%
M.H. Davidson & Co.		Common Stock	117	0.0049501495%
Davidson Kempner International, Ltd.		Common Stock	2,026	0.0857179726%
Davidson Kempner Distressed Opportunities Fund LP		Common Stock	3,967	0.1678396829%
Davidson Kempner Distressed Opportunities International Ltd.		Common Stock	6,889	0.2914664924%
Brigade Capital Management	399 Park Avenue, 16th Floor, New York, New York 10022
Brigade Leveraged Capital Structures Fund Ltd.		Common Stock	37,467	1.5851901682%
SEI Global Master Fund PLC - The SEI High Yield Fixed Income Fund		Common Stock	371	0.0156966278%
SEI Institutional Investments Trust - High Yield Bond Fund		Common Stock	1,334	0.0564401656%
SEI Institutional Managed Trust - High Yield Bond Fund		Common Stock	1,411	0.0596979563%
DW Investment Partners	55 Baker Street, London W1U 8EW
Brevan Howard Master Fund Limited		Common Stock	15,142	0.6406424194%
Brevan Howard Credit Catalysts Master Fund Limited		Common Stock	12,285	0.5197656929%
Senator Investment Group	510 Madison Avenue, 28th Floor, New York, New York 10022
Senator Global Opportunity Master Fund, L.P.		Common Stock	23,049	0.9751794429%

Investors

Name	Address and Facsimile	Type of Company Stock	Number and Shares of Company Stock	Percentage of Company Stock (On a Fully- Diluted Basis)
ALJ Capital	6300 Wilshire Blvd., Suite 700, Los Angeles, CA 90048
ALJ Capital I, L.P.		Common Stock	9,018	0.3815422889%
ALJ Capital II, L.P.		Common Stock	49,133	2.0787666089%
LJR Capital L.P.		Common Stock	47,195	1.9967718256%
Alliance Capital	1345 Avenue of the Americas, New York, NY 10105
AllianceBernstein Event Driven Opportunities Fund (Delaware), L.P.		Common Stock	10,468	0.4428902950%
AllianceBernstein Strategic Opportunities Fund, L.P.		Common Stock	26,007	1.1003293753%
Altai Capital Management	152 West 57th Street, 10th Floor, New York, NY 10019
Altai Capital Master Fund, Ltd.		Common Stock	72,636	3.0731543241%
Apollo / Stone Tower	9 West 57TH Street, 37th Floor, New York, NY 10019
Apollo Investment Corporation		Common Stock	262,036	11.0864731877%
Credit Suisse	11 Madison Ave., New York, NY 10010
Credit Suisse Securities (USA) LLC		Common Stock	10,377	0.4390401787%
DK Partners	65 East 55th Street, 19th Floor, New York, NY 10022
Midtown Acquisitions L.P.		Common Stock	627,982	26.5692714184%
Macquarie Group	125 West 55th Street, New York, NY 10019
Macquarie Capital (USA) Inc.		Common Stock	150,786	6.3796003072%
Redwood Capital Management	910 Sylvan Ave., Englewood Cliffs, NJ 07632
Redwood Master Fund, Ltd.		Common Stock	249,709	10.5649305181%
Seix Advisors	10 Mountainview Road, Suite C-200, Upper Saddle River, NJ 07458
Ridgeworth Seix Floating Rate High Income Fund		Common Stock	69,044	2.9211805049%
Ridgeworth High Income Fund		Common Stock	52,979	2.2414869064%
Rochdale Fixed Income Portfolios		Common Stock	3,837	0.1623395168%
Seix Multi-Sector Absolute Return Fund LP		Common Stock	4,857	0.2054946659%
University of Rochester		Common Stock	486	0.0205621593%
Senator Investment Group
Senator Global Opportunity Master Fund L.P.		Common Stock	83,013	3.5121945028%
TPG	4600 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402
TCS II Opportunities, L.P.		Common Stock	19,635	0.8307366203%
TPG Credit Opportunities Fund L.P.		Common Stock	46,467	1.9659708957%
TPG Credit Opportunities Investors, L.P.		Common Stock	51,883	2.1951162756%
TPG Credit Strategies Fund II, L.P.		Common Stock	307,620	13.0150852632%
TPG Credit Strategies Fund, L.P.		Common Stock	31,130	1.3170782272%

EXHIBIT A

STOCKHOLDER’S ASSENT

The undersigned hereby assents to the Stockholders Agreement, dated as of September 24, 2012 (the “Agreement”), by and among Aventine Renewable Energy Holdings, Inc. a Delaware corporation, and certain other parties named therein, as such Agreement may be amended from time to time, and hereby agrees to become a party to such Agreement and be bound by all of the applicable terms and provisions thereof as fully as if the undersigned had been named as an original party in such Agreement.

Executed as of

[Transferee’s Signature]
Print Name and Address:

EXHIBIT B

SPOUSAL CONSENT

The undersigned is the spouse of                                                     , one of the individuals who has executed, delivered and agreed to be bound by the Stockholders Agreement, dated as of September 24, 2012 (the “Agreement”), by and among Aventine Renewable Energy Holdings, Inc., a Delaware corporation, and certain other parties named therein.  The undersigned hereby acknowledges that he or she has read and understands the terms and other provisions of the Agreement.  Further, the undersigned hereby consents to, approves of and agrees to be bound by the terms and other provisions of the Agreement for all purposes as if he or she were a party thereto, including in order to bind any community property interest she has or may have in any Selling Stockholder Shares owned by him or her and his or her spouse that is the subject of the Agreement.

[Name]